UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    April 25, 2011

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	000-13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive		55428
New Hope, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code        763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item: 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Jonathan Dodge is a Multiband Corporation (the Company) director and a member of the Company’s audit committee. He is also senior partner at Brunberg Blatt and Company. Brunberg Blatt and Company was retained by Multiband Corporation to prepare the Company’s 2009 corporate tax return, which was filed in September 2010.  This engagement was approved by the independent members of Multiband’s audit committee other than Mr. Dodge at the time of the engagement.  Brunberg Blatt and Company was paid approximately $53,000 for these tax services by Multiband Corporation during 2010.

After an internal review, the Company has determined that, based on the aforementioned tax services, Mr. Dodge no longer meets the “independence” requirements under NASDAQ Rule 5605(c)(2) for serving as an audit committee member of the Company.  Effective April 25, 2011, Mr. Dodge has resigned from the Company’s audit committee.  Effective the same date, the Company’s independent board members have appointed Mr. Eugene Harris, Multiband director, as an audit committee member.  The Company believes Mr. Harris has the required expertise and financial background to meet the required criteria for audit committee membership, and meets the independence standards set forth in NASDAQ Rule 5605(c)(2), and the nominating committee/independent members of the board (with Messrs. Dodge and Harris abstaining) so determined.  On April 25, 2011, the Company notified NASDAQ of this change in audit committee members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIBAND CORPORATION

Dated: April 27, 2011	/s/ James L. Mandel
James L. Mandel Chief Executive Officer